OCUGEN, INC.

POWER OF ATTORNEY

        Know all by these present, that I, the undersigned director and/or officer of Ocugen, Inc., a

Delaware corporation (the "Company"), hereby constitutes and appoints Shankar Musunuri, Sanjay

Subramanian, Kelly Beck and any Secretary or Assistant Secretary of the Company, and each of them, my true and lawful attorneys-in-fact and agents, with full power to act, together or each without the other, with full power of substitution and resubstitution, for me and in my name, place and stead, in any and all capacities:

(i) to execute and file for and on behalf of the undersigned any reports on Forms 3, 4 and 5

(including any amendments thereto and any successors to such Forms) with respect to ownership acquisition or disposition of securities of the Company that the undersigned may be required to file with the U.S. Securities and Exchange Commission (the "SEC") in

accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the

"Exchange Act"), and the rules promulgated thereunder;

(ii) to execute and file for and on behalf of the undersigned any voluntary filings under Section

16(a) of the Exchange Act;

(iii) to request electronic filing codes from the SEC by filing the Form ID (including amendments thereto) and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to file such reports electronically;

(iv) to prepare, file, and submit any documents or reports that may be required under SEC Rule

144 to permit the undersigned to sell Company common stock without registration under the Securities Act of 1933, as amended (the "Securities Act") in reliance on Rule 144 as amended from time to time; or

(v) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorneys-in-fact may approve in such attorney-in-fact's or attorneys-in-fact's discretion.

             The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16(a) of the Exchange Act or the Securities Act.  The Company will use all reasonable efforts to apprise the undersigned of applicable filing requirements for purposes of

Section 16(a) of the Exchange Act or the Securities Act.

            This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.  This Power of Attorney revokes and replaces any prior Power of Attorney executed by the undersigned with respect to the ownership, acquisition or disposition of securities of the

Company.

       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 30th day of September, 2019.

 /s/ Ramesh Kumar

Name: Ramesh Kumar